Exhibit 99.1

VINTAGE STOCK, INC.

INDEPENDENT ACCOUNTANTS' REVIEW

REPORT AND FINANCIAL STATEMENTS

Period January 1 to November 3, 2016 (unaudited)

and the Years Ended December 31, 2015 and 2014

INDEPENDENT ACCOUNTANTS' REVIEW REPORT

To the Board of Directors and Stockholders

Vintage Stock, Inc.

Joplin, Missouri

We have reviewed the accompanying financial statements of Vintage Stock, Inc., which comprise the balance sheet as of November 3, 2016, and the related statements of income, stockholders’ equity and cash flows for the period January 1, 2016 to November 3, 2016, and related notes to the financial statements. A review includes primarily applying analytical procedures to management's financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement whether due to fraud or error.

Accountants’ Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountants’ Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Prior Period Financial Statements

The financial statements of Vintage Stock, Inc. as of December 31, 2015 and 2014 and for the years then ended were audited by us and our report, dated September 19, 2016, expressed an unmodified opinion on those statements. We have not performed any auditing procedures since that date.

/s/ KPM CPAs, PC

January 16, 2017

Springfield, Missouri

www.kpmcpa.com
1445 E. Republic Road, Springfield, MO 65804 | 417-882-4300 | fax 417-882-4343
500 W. Main Street Suite 200, Branson, MO 65616 | 417-334-2987 | fax 417-336-3403
Member CPA Associates International, Inc., with offices in principal U.S. and international cities

VINTAGE STOCK, INC.
BALANCE SHEETS

	November 3, 2016	December 31, 2015	December 31, 2014
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$342,798	$1,524,603	$2,540,890
Receivables	113,500	99,079	46,323
Merchandise inventories	20,160,092	14,940,547	13,695,393
Prepaid expenses and other assets	860,453	725,926	687,854
Total current assets	21,476,843	17,290,155	16,970,460

Property and Equipment:
Cost	9,279,598	7,607,769	6,888,669
Less accumulated depreciation	5,794,274	5,112,067	4,283,681
Net property and equipment	3,485,324	2,495,702	2,604,988

Other Assets:
Goodwill, net	2,349,583	824,167	931,667
Intangible asset, net	413,334	160,000	220,000
Total other assets	2,762,917	984,167	1,151,667

Total assets	$27,725,084	$20,770,024	$20,727,115

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Bank overdraft	$–	$139,551	$–
Debt maturing within one year	2,897,122	–	–
Accounts payable	4,048,805	1,112,106	1,281,793
Accrued wages	702,303	745,425	721,269
Sales tax payable	247,699	553,315	527,200
Accrued other expenses	819,792	805,208	740,837
Gift certificates outstanding	219,152	312,610	302,575
Total current liabilities	8,934,873	3,668,215	3,573,674

Long-Term Debt	2,181,563	–	–

Stockholders' Equity:
Common stock	365,141	365,141	365,141
Treasury stock	(200,000)	(200,000)	(200,000)
Retained earnings	16,443,507	16,936,668	16,988,300
Total stockholders' equity	16,608,648	17,101,809	17,153,441

Total liabilities and stockholders' equity	$27,725,084	$20,770,024	$20,727,115

See independent accountants' review report

The accompanying notes are an integral part of these financial statements

1

VINTAGE STOCK, INC.
STATEMENTS OF INCOME

	For the Period January 1, 2016 -	For the Years Ended
	November 3, 2016	December 31, 2015	December 31, 2014
	(unaudited)
Revenue	$52,500,928	$61,563,194	$59,867,751
Cost of revenue	22,131,613	26,008,190	24,957,170

Gross profit	30,369,315	35,555,004	34,910,581

Operating expenses:
Salaries and wages	8,625,144	9,240,215	8,882,392
Depreciation and amortization	1,035,707	1,032,618	1,058,941
Trade credit incentive	837,030	1,003,314	1,051,718
Bank and credit card fees	722,910	757,918	793,200
Insurance	927,083	920,512	678,999
Computer and professional fees	577,430	564,602	387,985
Taxes and licenses	846,027	914,225	926,006
Office	916,985	1,106,430	1,112,218
Profit sharing expense	98,625	118,753	124,074
Rent	5,865,448	6,246,657	6,086,101
Travel	250,897	232,697	156,312
Utilities	822,612	886,746	876,696
Repairs	311,093	433,935	390,918
Miscellaneous	78,985	88,568	98,324
Total store operating expenses	21,915,976	23,547,190	22,623,884

Income from operations	8,453,339	12,007,814	12,286,697

Other income (expenses):
Gift card breakage	77,173	159,000	161,000
Other income	59,759	103,107	82,818
Interest	(81,674)	(34,792)	(43,992)
Loss from disposal of property and equipment	(44,926)	(2,017)	(231)
Total other income	10,332	225,298	199,595

Income before income taxes	8,463,671	12,233,112	12,486,292
Income tax expense	15,187	62,403	59,390

Net income	$8,448,484	$12,170,709	$12,426,902

See independent accountants' review report

The accompanying notes are an integral part of these financial statements

2

VINTAGE STOCK, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock		Treasury	Retained	Total Stockholders'
	Shares	Amount	Stock	Earnings	Equity

Balances at December 31, 2013	2,820	$365,141	$(200,000)	$15,049,474	$15,214,615

Distributions	–	–	–	(10,488,076)	(10,488,076)
Net income	–	–	–	12,426,902	12,426,902

Balances at December 31, 2014	2,820	365,141	(200,000)	16,988,300	17,153,441

Distributions	–	–	–	(12,222,341)	(12,222,341)
Net income	–	–	–	12,170,709	12,170,709

Balances at December 31, 2015	2,820	365,141	(200,000)	16,936,668	17,101,809

Distributions	–	–	–	(8,941,645)	(8,941,645)
Net income	–	–	–	8,448,484	8,448,484

Balances at November 3, 2016 (unaudited)	2,820	$365,141	$(200,000)	$16,443,507	$16,608,648

See independent accountants' review report

The accompanying notes are an integral part of these financial statements

3

VINTAGE STOCK, INC.

STATEMENTS OF CASH FLOWS

	For the Period January 1, 2016 -	For the Years Ended
	November 3, 2016	December 31, 2015	December 31, 2014
	(unaudited)
Net income	$8,448,484	$12,170,709	$12,426,902
Adjustments:
Depreciation	749,457	865,118	891,441
Amortization	286,250	167,500	167,500
Loss from disposal of property and equipment	44,926	2,017	231
Net change in operating accounts:
Receivables	(14,421)	(52,756)	42,798
Merchandise inventories	(4,544,545)	(1,245,154)	(909,330)
Prepaid expenses and other assets	(134,527)	(38,072)	(107,463)
Accounts payable	2,936,699	(169,687)	(1,032,288)
Accrued expenses and sales tax payable	(334,154)	114,642	141,164
Gift certificates outstanding	(93,458)	10,035	2,770
Net cash from operating activities	7,344,711	11,824,352	11,623,725

Cash flows used in investing activities:
Acquisition of store	(2,600,000)	–	–
Acquisition of leasehold rights	(215,000)	–	–
Acquisition of property and equipment	(1,709,005)	(757,849)	(245,022)
Net cash used in investing activities	(4,524,005)	(757,849)	(245,022)

Cash flows from financing activities:
Bank overdrafts	(139,551)	139,551	–
Net borrowings/(repayments) under line of credit	2,308,622	–	(1,000,000)
Borrowings from note payable	3,100,000	–	–
Repayment of note payable	(329,937)	–	–
Distributions	(8,941,645)	(12,222,341)	(10,488,076)
Net cash used in financing activities	(4,002,511)	(12,082,790)	(11,488,076)

Net decrease in cash and cash equivalents	(1,181,805)	(1,016,287)	(109,373)

Cash and cash equivalents - beginning of period	1,524,603	2,540,890	2,650,263

Cash and cash equivalents - end of period	$342,798	$1,524,603	$2,540,890

See independent accountants' review report

The accompanying notes are an integral part of these financial statements

4

VINTAGE STOCK, INC.

NOTES TO FINANCIAL STATEMENTS

Period January 1 to November 3, 2016 (unaudited)
and the Years Ended December 31, 2015 and 2014

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business – The Company operates a chain of retail stores throughout the central United States which buy, sell and trade new and pre-owned movies, music, video games, comics, books, and collectibles.

Statements of cash flows – Cash equivalents include time deposits, certificates of deposit, money market funds, and all highly liquid debt instruments with maturities of three months or less at the date of their acquisition.

Revenue recognition – Merchandise and rental asset revenue is recognized at the point of sale or rental or at the time the merchandise is shipped to the customer. Additionally, revenues are presented net of estimated returns and exclude all sales taxes.

Gift card liabilities are recorded as deferred revenue at the time of sale. The liability is relieved and revenue is recognized upon redemption of the gift cards or when it is determined that gift cards will not be redeemed.

The Company provides customers with the opportunity to trade in used merchandise in exchange for cash consideration or store credit. Merchandise inventory is recorded at a cost equal to the cash offered to the customer. If a customer chooses store credit, credit is issued for the amount of the cash offer plus a premium. Premiums associated with store credit issued as a result of trade in transactions are recorded as expense in the period in which the credits are issued.

Inventories – Inventories have been valued at the lower of cost or market using the individual item method, as determined by the average cost method.

Property and equipment and related depreciation - Property and equipment has been stated at cost. Depreciation has been computed by applying the straight-line method and the following estimated lives:

Category	Estimated Life
Equipment and furnishings	3-10 years
Leasehold improvements	6-19 years

Leasehold improvements are depreciated over the shorter of their economic useful life or their remaining lease term.

Non-compete agreements – Non-compete agreements have been amortized on a straight-line basis over the five-year life of the agreements. The balance sheets reflect the unamortized amount of such costs.

See independent accountants’ review report

5

VINTAGE STOCK, INC.

NOTES TO FINANCIAL STATEMENTS

Period January 1 to November 3, 2016 (unaudited)
and the Years Ended December 31, 2015 and 2014

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leasehold rights – Leasehold rights are amortized on a straight-line basis over the five-year life of the lease agreements. The balance sheets reflect the unamortized amount of such costs.

Goodwill – Goodwill has been amortized on a straight-line basis over a ten year period. The balance sheets reflect the unamortized amount of such costs.

Use of estimates - Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Income taxes - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under such provisions, all income, losses and credits are passed through to the stockholders with no income tax consequences resulting to the Company. The Company’s policy is to pay distributions at least equal to the stockholders’ additional individual income taxes incurred for their proportionate share of the corporation’s taxable income.

The Company has analyzed the tax positions taken and has concluded that as of November 03, 2016, there are no uncertain positions taken, or expected to be taken, that would require recognition of an asset or liability or disclosure in the financial statements. A tax asset or liability would be recognized if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by taxing authorities. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The Company does not believe it likely that changes will occur within the next fiscal year that will have a material impact on the financial statements.

Advertising costs - The Company expenses non-direct response advertising costs as they are incurred.

Sales taxes - The Company’s policy is to present taxes collected from customers and remitted to governmental authorities on a net basis. The Company records the amounts collected as a current liability and relieves such liability upon remittance to the taxing authority without impacting revenues or expenses.

See independent accountants’ review report

6

VINTAGE STOCK, INC.

NOTES TO FINANCIAL STATEMENTS

Period January 1 to November 3, 2016 (unaudited)
and the Years Ended December 31, 2015 and 2014

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Freight costs - The Company includes freight costs in cost of goods sold. Total freight and shipping expense included for the period from January 1 to November 3, 2016 and the years ended December 31, 2016 and 2015 was $144,918, $132,654 and $131,262, respectively.

(2)	BUSINESS ACQUISITION

During the period ended November 3, 2016, the Company acquired a store location from an unrelated third party. Accordingly, the results of the operations of this location are included from the date of the acquisition forward.

The aggregate purchase price for the acquisition made on February 25, 2016 was approximately $2,600,000. The transaction was financed with proceeds from borrowings and was accounted for under the acquisition method of accounting. The following is a condensed balance sheet showing the fair values acquired as of the date of acquisition:

Goodwill	$1,500,000
Inventory	675,000
Non-compete agreement	350,000
Equipment and furnishings	75,000
$2,600,000

(3)	PROPERTY AND EQUIPMENT

	November 3,	December 31,	December 31,
Category	2016	2015	2014
	(unaudited)
Equipment and furnishings	$6,874,071	$5,413,519	$4,805,103
Leasehold improvements	2,405,527	2,194,250	2,083,566
	9,279,598	7,607,769	6,888,669
Less accumulated depreciation	(5,794,274)	(5,112,067)	(4,283,681)
	$3,485,324	$2,495,702	$2,604,988

Depreciation amounted to $749,457, $865,118 and $891,441 for the period from January
1 to November 3, 2016 and the years ended December 31, 2015 and 2014, respectively.

See independent accountants’ review report

7

VINTAGE STOCK, INC.

NOTES TO FINANCIAL STATEMENTS

Period January 1 to November 3, 2016 (unaudited)
and the Years Ended December 31, 2015 and 2014

(4)	INTANGIBLES

	November 3,	December 31,	December 31,
Category	2016	2015	2014
	(unaudited)
Goodwill	$2,575,000	$1,075,000	$1,075,000
Leasehold rights	215,000	–	–
Non-compete agreements	650,000	300,000	300,000
	3,440,000	1,375,000	1,375,000
Less accumulated amortization	(677,083)	(390,833)	(223,333)
	$2,762,917	$984,167	$1,151,667

Amortization amounted to $286,250, for the period from January 1 to November 3, 2016 and $167,500 for each of the years ended December 31, 2015 and 2014. Future estimated amortization expense is as follows:

2017	$429,000
2018	419,000
2019	369,000
2020	369,000
2021	323,000
Later years	853,917
$2,762,917

(5)	DEBT

November 3,
2016
Current debt	(unaudited)

Prime - .38%, Arvest Bank, secured by all business assets; monthly interest payments; matures March 2017	$2,308,622

Add debt maturing within one year	588,500
Current debt	$2,897,122

Long-term debt
3.68%; Arvest Bank; secured by all business assets; monthly principal and interest payments of $56,715; matures February 2021	$2,770,063

Less debt maturing within one year	588,500
Long-term debt	$2,181,563

See independent accountants’ review report

8

VINTAGE STOCK, INC.

NOTES TO FINANCIAL STATEMENTS

Period January 1 to November 3, 2016 (unaudited)
and the Years Ended December 31, 2015 and 2014

(5)	DEBT (CONTINUED)

The Company maintains a line of credit with Arvest Bank maturing March 2017 which permits the Company to borrow up to $4,000,000 at the prime rate minus .38%. There was no balance on the line of credit at December 31, 2015 and 2014.

Principal payments due on long-term debt at November 3, 2016 are as follows:

Aggregate Annual Maturities
2018	$610,600
2019	633,400
2020	657,100
2021	280,463
$2,181,563

(6)	CREDIT CARD PAYABLE

The Company has a $1,000,000 credit limit on a credit card with Security BankCard as of November 3, 2016. The card charges monthly interest on the unpaid balance if the entire balance is not paid by the due date. The credit card payable at November 3, 2016, December 31, 2015 and 2014 was $221,995, $190,466 and $138,956, respectively, and is included in accounts payable on the balance sheets. The card carries no annual fee and no interest was paid during the period from January to November 3, 2016 or the years ended December 31, 2015 and 2014.

(7)	STOCKHOLDERS’ EQUITY

At November 3, 2016 and December 31, 2015 and 2014, common stock is composed of the following:

Amount
Vintage Stock, Inc. common stock; no par value;
Class A (voting); 1,000 shares authorized; 307 shares issued; 282 shares outstanding	$39,399
Class B (nonvoting); 10,000 shares authorized; 2,538 shares issued and outstanding	325,742
$365,141

At November 3, 2016 and December 31, 2015 and 2014, treasury stock consists of 25 shares of Vintage Stock, Inc. Class A common stock totaling $200,000, at cost.

See independent accountants’ review report

9

VINTAGE STOCK, INC.

NOTES TO FINANCIAL STATEMENTS

Period January 1 to November 3, 2016 (unaudited)
and the Years Ended December 31, 2015 and 2014

(8)	RETAINED EARNINGS

Retained earnings at November 3, 2016, includes approximately $12,800,000 in undistributed earnings which have been taxed to the stockholders under the provisions of Subchapter S of the Internal Revenue Code. This amount is available for dividend distributions at the discretion of the Board of Directors.

(9)	CONTRIBUTION TO PROFIT-SHARING PLAN

The Company maintains a profit-sharing plan covering all full-time employees of the Company who are at least 21 years of age. Contributions to the plan are determined each year by the Board of Directors subject to the maximum deduction limitations allowable under the provisions of the Internal Revenue Code. For the period from January 1 to November 3, 2016 and the years ended December 31, 2015 and 2014, the Company matched 100% of employee contributions up to 4% of compensation. The matching contributions to the plan for the period from January 1 to November 3, 2016 and the years ended December 31, 2015 and 2014 amounted to $98,625, $118,753 and $124,074, respectively.

(10)	INCOME TAXES

The provision for income taxes appearing in the statements of income consists of:

	November 3,	December 31,	December 31,
	2016	2015	2014
	(unaudited)
Current	$15,187	$62,403	$59,390

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. The current tax provision for the period from January 1 to November 3, 2016 and the years ended December 31, 2015 and 2014 relates to taxes due to certain state taxing authorities.

(11)	OPERATING LEASES

The Company operates all of its current store locations in leased facilities under non-cancelable leases which are accounted for as operating leases. Remaining lease terms range from 1 to 8 years excluding additional renewal periods. The leases on several locations are based on a minimum monthly rate or a stated percent of gross sales. A substantial portion of leases provide for various renewal terms. Total rent expense, including common area maintenance, for the period from January 1 to November 3, 2016 and the years ended December 31, 2015 and 2014 amounted to $5,865,448 and $6,246,657 and $6,086,101, respectively.

See independent accountants’ review report

10

VINTAGE STOCK, INC.

NOTES TO FINANCIAL STATEMENTS

Period January 1 to November 3, 2016 (unaudited)
and the Years Ended December 31, 2015 and 2014

(11)	OPERATING LEASES (CONTINUED)

Future minimum lease payments under operating leases at November 3, 2016 are as follows:

Amount
2017	$6,955,200
2018	6,044,000
2019	4,715,100
2020	3,966,500
2021	2,871,700
Thereafter	754,200
Total minimum lease payments	$25,306,700

(12)	CASH FLOW STATEMENT DISCLOSURES

Supplemental disclosure of cash flow information:

	November 3,	December 31,	December 31,
	2016	2015	2014
	(unaudited)
Cash paid during the period for:
Income taxes	$43,974	$58,184	$55,472
Interest	77,648	34,792	43,992

(13)	CONTINGENT LIABILITIES

At November 3, 2016, the Company was a direct guarantor for debts of related companies totaling $7,463,354 with outstanding balances of $7,246,808. Included in total guaranteed debt is a $2,000,000 line of credit with an outstanding balance of $1,783,454. The debts mature in April 2017 ($5,463,354) and April 2018 ($1,783,454).

The Company is a defendant in an ongoing litigation regarding general employment and business matters. Outside counsel for the Company has advised that at this stage in the proceedings they cannot offer an opinion as to the probable outcome. The Company is vigorously defending its position and does not believe the lawsuit will have a material impact on the financial statements.

See independent accountants’ review report

11

VINTAGE STOCK, INC.

NOTES TO FINANCIAL STATEMENTS

Period January 1 to November 3, 2016 (unaudited)
and the Years Ended December 31, 2015 and 2014

(14)	SUBSEQUENT EVENTS

On November 3, 2016, the Company, entered into a series of agreements in connection with its sale to Live Ventures Incorporated (“Live Ventures”), through its newly formed, wholly-owned subsidiary, Vintage Stock Affiliated Holdings LLC (“VSAH”). The purchase and financing transactions were, in the aggregate, valued at approximately $60 million. The purchase was effectuated between VSAH and the shareholders of the Company, with VSAH acquiring 100% of the outstanding capital stock of Vintage Stock.

Management has evaluated subsequent events between the end of the most recent fiscal year end and January 16, 2017, the date the financial statements were available to be issued.

See independent accountants’ review report

12